UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

CDI Corp.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of Incorporation)	(IRS Employer Identification No.)

1717 Arch Street, 35th Floor

Philadelphia, PA 19103-2768

(Address of principal executive offices, including zip code)

(215) 569-2200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

CDI Corp. (“CDI” or the “Company”) is filing this Current Report on Form 8-K to furnish certain unaudited summary segment financial information for the years ended December 31, 2011 and 2010 and each of the quarters in 2011, to reflect the change in the Company’s reporting segments that were effective in January 2012.

On December 8, 2011, the Company announced business model and organizational changes aligned with a new strategic plan to make CDI an engineering and technology solutions company with global capabilities in select markets. The objectives of these changes are to grow the Company’s solutions business, optimize the Company’s professional staffing operations and prioritize the geographic markets and industries to which the Company will deliver engineering and technology solutions.

Effective January 2012, the Company’s reporting segments are as follows:

•

Global Engineering and Technology Solutions (“GETS”) – The Company provides engineering and information technology solutions to its clients that involve the production of deliverable work products or services performed at a CDI facility or at a client’s facility under the supervision of CDI personnel. These solutions typically include an analysis of a client’s engineering or information technology needs, the development of the solution and in some cases, the implementation of that solution. Solution development and implementation generally range in duration from several months to multiple years. Depending on the industry, engineering services can include such functions as feasibility studies, technology assessment, conceptual design, cost estimating, preliminary design, execution planning, procurement optimization detailed design, testing and validation of regulatory compliance, technology integration and operating and maintenance support. Information technology services can include assessments, execution of business application services, web development, quality assurance and testing and program management. GETS provides these solutions for the Company’s geographic regions through a delivery model consisting of: centers of excellence with concentrated skill sets required for larger, more complex projects; regional centers to service local needs of clients; client-centered offices to deliver site-specific services; and off-shore and near-shore centers to leverage low-cost design resources.

•

Professional Services Staffing (“PSS”) – The Company provides skilled technical and professional personnel to its clients for discrete periods of time to augment the client’s workforce in times of project, seasonal, peak period or business cycle needs. These engagements can range from several months to multiple years in duration. The Company also provides permanent placement services. The Company provides professional staffing services to targeted industries that include managed services and managed staffing programs, functional staffing outsourcing and business advisory services. The Company delivers these services through its PSS delivery organization which provides centralized global staffing delivery focused on select engineering and technology skill sets and competencies.

•

Management Recruiters International, Inc. (“MRI”) – MRI is a global franchisor that does business as MRINetwork® and provides the use of its trademarks, business systems and training and support services to its franchisees who engage in the search and recruitment of executive, technical, professional and managerial personnel for employment by their clients. The MRI franchisees provide permanent placement services primarily under the brand names Management Recruiters®, Sales Consultants®, CompuSearch® and OfficeMates 5®. MRI also provides training and support, implementation services and back-office services to enable franchisees to pursue contract staffing opportunities.

Exhibit 99 of the Current Report on Form 8-K contains summary segment financial information to reflect reclassified historical results for changes in the composition of the Company’s reporting segments that were effective in January 2012. This summary segment financial information is unaudited and subject to adjustment in future public filings by the Company.

The information furnished pursuant to Item 7.01, including Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99	Unaudited revised summary reporting segment financial information for CDI Corp. and subsidiaries for the fiscal years ended December 31, 2011 and 2010 and each of the quarters in 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: March 30, 2012	By:	/s/ Robert M. Larney
Executive Vice President and Chief Financial Officer